Exhibit 10.38

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

12.13.2016

TECHNOLOGY PURCHASE AGREEMENT

regarding

acquisition of the Gyronimo Platform

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

THIS TECHNOLOGY PURCHASE AGREEMENT (the “Agreement” or “this Agreement”) was entered into on 12/13/2016

BETWEEN:

(1)	Systec Elektronik und Software GmbH, Nottulner Landweg 90, 48161 Münster

- hereinafter, “Systec” -

(2)	Carpegen GmbH, Mendelstra8e 11, 48149 Münster

- hereinafter “Carpegen” -

and

(3)	Curetis GmbH, Max-Eyth-Straße 42, 71088 Holzgerlingen

- hereinafter the “Purchaser” or “Curetis” -

Parties (1) and (2) shall also hereinafter be referred to collectively as the “Sellers” and separately as a “Seller.” Parties (1) to (3) shall hereinafter be referred to collectively as the “Parties” and separately as a “Party.”

PRELIMINARY REMARKS

(A)	The Sellers have jointly developed a technology platform for a proprietary microbiological point-of-care diagnostic system to analyze nucleic acids. The Sellers intend to sell this diagnostic system, including the assets, technology, and know-how related to it and specified in this Agreement (hereinafter referred to collectively as the “Gyronimo Platform”) to the Purchaser or, to the extent that know-how is not exclusively related to the Gyronimo Platform, to license it to the Purchaser. The Parties have a mutual fundamental understanding that no employment agreements are allocated to the Gyronimo Platform that could be transferred to the Purchaser. A transfer of employment agreements to the Purchaser is therefore not intended.
(B)	The Purchaser develops, produces, and markets products and solutions to fight infectious diseases and is interested in acquiring the Gyronimo Platform.
(C)	The Purchaser intends to develop the Gyronimo Platform to the production stage and put it into serial production.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

To this end, the Parties enter into the following

TECHNOLOGY PURCHASE AGREEMENT

 I.   GENERAL PROVISIONS

1.	CURRENT STATUS
1.1	Systec is entered into the Commercial Registry of the Münster Local Court under HRB 4737. A current excerpt from the Systec entry in the Commercial Registry and the list of its current shareholders are attached to this Agreement as Annex 1.1.
1.2	Carpegen is entered into the Commercial Registry of the Münster Local Court under HRB 6177. A current excerpt from the Carpegen entry in the Commercial Registry and the list of its current shareholders are attached to this Agreement as Annex 1.2.
1.3	The Purchaser is entered into the Commercial Registry of the Stuttgart Local Court under HRB 756134. A current excerpt from its entry in the Commercial Registry is attached to this Agreement as Annex 1.3.

2.	PURCHASED ASSETS
2.1	The purchased assets are all the Gyronimo Platform assets detailed in this Agreement and defined in Clauses 2.2 to 2.5 below (hereinafter referred to collectively as the “Purchased Assets”).

2.2         The specific Purchased Assets include:

2.2.1	The following fixed and current assets:
(a)	the CAD 3D models and device and analyzer technical drawings listed in Annex 2.2.1(a);
(b)	the prototypes, prototype parts, test stands, and test equipment listed in Annex 2.2.1(b);
(e)	the CAD 30 models and the technical drawings of application cartridges listed in Annex 2.2.1(c);

(d)       the production tools listed in Annex 2.2.1(d);

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

2.2.2	The following Gyronimo Platform intangible assets that have not been included on the balance sheet:
(a)	the patents and patent applications listed in Annex 2.2.2(a);
(b)	the brands listed in Annex 2.2.2(b);

(e)       the software listed in Annex 2.2.2(c);

2.2.3	To the extent that they are not expressly specified in the annexes listed in Clauses 2.2.1 to 2.2.2, the business documents the Sellers have available and possess on the day this Agreement is signed and/or on the Execution Date, and which are exclusively related to the Gyronimo Platform, but do not fall under Clause 2.4, as well as the know-how specified and embodied in Annex 2.2.3 (these business documents and this know-how shall hereinafter be collectively referred to as the “Gyronimo Know-How”).

The assets specified in Clauses 2.2.1, 2.2.2, and 2.2.3, the intangible assets, and the know-how shall hereinafter be referred to collectively as the “Acquired Assets.”

If and to the extent that the Sellers must retain documents due to retention and documentation obligations, the Sellers who cite such obligations are each (only) obligated to give the Purchaser copies of the documents in question.

2.3	To be clear: The Purchased Assets also include the services to be provided in connection with the technology transfer pursuant to Clause 12.
2.4	As regards the know-how the Sellers use in connection with the Gyronimo Platform, but not exclusively in that connection, the Sellers hereby grant the Purchaser, in connection with the transfer of the entire Gyronimo Platform, a worldwide, irrevocable, sub-licensable license, which shall be included in the purchase price, but which shall be otherwise free-of-charge, as follows:
2.4.1	To the extent the know-how specified in Annex 2.4 is affected – know-how the Sellers possess on the day this Agreement is signed and/or on the Execution Date, and which is used in connection with the Gyronimo Platform, but also for other projects the Sellers have – the license shall be granted on an exclusive basis limited to use for business or development activities in connection with the Gyronimo and/or Unyvero Platform.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

2.4.2	To the extent that other general know-how of the Sellers is affected – which can be reasonably considered to be economically and technologically required for the operation and exploitation of the Gyronimo Platform in the form in which it exists on the Execution Date – the license shall be granted on a non-exclusive basis limited to use for business or development activities in connection with the Gyronimo Platform.
2.5	The Purchased Assets shall also include the obligations specified in Annex 2.5, which derive from BMBF [German Federal Ministry of Education and Research] approval decisions for the POCDENTAL and MOBIDOC projects. The Purchaser shall assume these obligations for itself and its legal successors. Annex 2.5 also indicates the extent to which the obligations specified in it have already been fulfilled.

3.	EXECUTION DATE
3.1	The Sellers hereby sells the Purchased Assets to the Purchaser with effect in personam and in rem with effect as of the Execution Date (as defined below).
3.2	The Purchased Assets shall be transferred, in accordance with the provisions of Section II of this Agreement, on the Execution Date, with the arrangements Section II governs being subject to realization of the Suspensive Conditions specified in Clause 4. If the Parties do not amicably agree to another date, the Execution Date shall be the last calendar day of the month in which this Agreement is signed (hereinafter, the “Execution Date"). If the Execution Date falls on a week day that is not a Banking Day as defined by this Agreement (i.e., a week day on which the banks in Frankfurt am Main are open for normal business, hereinafter a “Banking Day”), the Execution Day shall be the following Banking Day.

4.	SUSPENSIVE CONDITIONS
4.1	On the Execution Date, the following Suspensive Condition (hereinafter, the “Suspensive Condition”) must either have been realized or its need to be realized must have been waived: payment of the provisional Purchase Price in accordance with Clause 5.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

The Parties shall inform one another immediately when the Suspensive Condition has been realized.

4.2	Each of the Sellers shall have the right to withdraw from this Agreement if the Suspensive Condition in Clause 4.1 is not realized within two months of the signing of this Agreement and if its needing to be realized has not been waived by that deadline.
4.3	Withdrawal from this Agreement shall be expressed in writing. The Sellers must give notice of withdrawal jointly. If a withdrawal is valid, all obligations among the Parties shall lapse with the exception of the obligations of confidentiality (Clause 19) and responsibility for costs (Clause 22).

5.	PURCHASE PRICE
5.1	Subject to the Additional Purchase Price pursuant to Clauses 5.1.1 and 5.1.2, as well as to the Earn-Out pursuant to Clause 7, the Purchase Price for the Purchased Assets shall be EUR 5,000,000.00 (in words: five million euro) net, plus the legal value-added tax (hereinafter, the “Provisional Purchase Price”). If the Milestones defined in Clauses 6.1 and/or 6.2 are reached, the Purchase Price shall increase as follows:
5.1.1	If Milestone I is reached, the Purchase Price shall increase one time by EUR 1,000,000.00 (in words: one million euro) net, plus the legal value-added tax (hereinafter, the “Additional Purchase Price Milestone I”).
5.1.2	If Milestone II is reached, the Purchase Price shall increase one time by EUR 1,500,000.00 (in words: one million five hundred thousand euro) net, plus the legal value-added tax (hereinafter, the “Additional Purchase Price Milestone II” and, together with the Provisional Purchase Price and the Additional Purchase Price Milestone I, the “Purchase Price”).
5.2	The Purchase Price and the Earn-Out shall be distributed between the Sellers [each shall get half] (hereinafter, the “Purchase Price Distribution Ratio”).
5.3	The Purchase Price shall become due and payable as follows:
5.3.1	the Provisional Purchase Price, on the Execution Date;
5.3.2	the amount of the Additional Purchase Price Milestone I within 20 Banking Days if and as soon as Milestone I is realized pursuant to Clause 6.1; and
5.3.3	the amount of the Additional Purchase Price Milestone II within 20 Banking Days if and as soon as Milestone II is realized pursuant to Clause 6.2.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

The Sellers shall have no right to interest on the Additional Purchase Price Milestone I or the Additional Purchase Price Milestone II.

5.4	Payments of the Purchase Price shall be made in accordance with the Purchase Price Distribution Ratio to the following Seller bank accounts:

Account holder: [***]

Bank: [***]

IBAN: [***]

BIC: [***]

Account holder: [***]

Bank: [***]

IBAN: [***]

BIC: [***]

In order for payment to be made on time pursuant to this Clause, the funds must be credited to the accounts of the respective Sellers by the deadline.

5.5	The Sellers shall be obligated, upon request, to provide the Purchaser with an invoice that lists the value-added tax separately for the portions of the Purchase Price subject to value-added tax pursuant to § 14 UStG [German Value-Added Tax Act].

6.	MILESTONES
6.1	Milestone I

As regards the possibility of increasing the Purchase Price pursuant to Clause 5.1.1, the Parties agree to the following milestone (hereinafter, “Milestone I”):

Fulfilment of the prerequisites and first-time CE/IVD designation for the Gyronimo Platform and its first Application Cartridge, via issuance of a conformity declaration or, if required, via a Certification Body.

6.2	Milestone II

As regards the possibility of increasing the Purchase Price pursuant to Clause 5.1.2, the Parties agree to the following Milestone (hereinafter, “Milestone II” and, together with Milestone I, the “Milestones”):

First-time approval of the Gyronimo Platform and its first Application Cartridge by the United States Food and Drug Administration (FDA).

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

6.3	The above Clauses 6.1 and 6.2 apply analogously in the case where the Milestones are not achieved by the Purchaser but rather by a third party to whom the Gyronimo Platform has been licensed or sold.
6.4	The Purchase is obligated to inform the Sellers in writing immediately, and without having been requested to do so by the Sellers, of achievement of the respective Milestones.
6.5	“Application Cartridges” as defined by this Agreement shall be all cartridges that are essentially based on the Gyronimo Platform technology, including all plastic parts and reagents, that detect analytes in test sample materials via a biochemical or molecular-biological reaction.
6.6	“Analyzers” as defined by this Agreement shall be all modules and devices that are essentially based on the Gyronimo Platform technology and are required to process Application Cartridges.

7.	EARN-OUT

7.1	When the Purchaser commercializes the Gyronimo Platform by selling Application Cartridges for it to third parties, the Sellers shall receive a licensing fee of [***]% of the net sales revenue from the Gyronimo Platform Application Cartridges marketed and commercialized by the Purchaser, up to a total maximum of EUR 9,000,000.00 (in words: nine million euro) net, plus the legal value-added tax (hereinafter, the “Application Cartridges Earn-Out”).
7.2	If commercial use is made of the Analyzers separately from the Application Cartridges, e.g. instead of using the Application Cartridges commercially or to an extent comparable with commercial use of the Application Cartridges, the Sellers shall receive a Lump-Sum Amount (“Lump-Sum Amount”) of EUR [***] up to a maximum total amount of EUR 9,000,000.00 (in words: nine million euro) net, plus the legal value-added tax (hereinafter, the “Analyzers Earn-Out”; the Application Cartridges Earn-Out and the Analyzers Earn-Out shall hereinafter be referred to collectively as the “Earn-Out”). The Lump-Sum Amount shall be based on the receipt of a coverage amount (“Gross Profit”) per Analyzer of ca. EUR [***], and application of a licensing fee of [***]% to this Gross Profit. Should the actual Gross Profit be significantly higher or lower than this estimate, the Parties shall, at the end of the fiscal year in question, reach an amical agreement in good faith on another Lump-Sum Amount per Analyzer.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

The Purchaser shall be obligated to inform the Sellers of any possible change in the use of the Analyzers within one month of the end of each fiscal year. The Sellers shall assert any objections to the Lump-Sum Amount in writing within one month of receipt of such notice. If, within two (2) months of the Seller receiving notice of the objections, the Parties have not reached agreement on a new Lump-Sum Amount, a new Lump-Sum Amount shall, at the request of both Parties, be bindingly determined by an expert arbitrator appointed by the IHK [German Chamber of Industry and Commerce] on the basis of the economic grounds used to determine the original Lump-Sum Amount. The expert shall set the costs of his/her mandate in accordance with §§ 91 ff. ZPO [German Code of Civil Procedure].

7.3	The maximum Earn-Out shall be a total of EUR 9,000,000.00 (in words: nine million euro) net, plus the legal value-added tax; there shall be no right to payment of an Earn-Out beyond this amount.
7.4	If, so that the Purchaser or any of its contractual partners may use the Gyronimo Platform, the Purchaser or its contractual partners should be required to acquire licenses from third parties due to impending violation of the third-party property rights specified in Annex 7.4, which the Purchaser has identified or may still identify in the future, during due diligence freedom-to-operate research, as possibly conflicting, the Purchaser may deduct the licensing fees to be paid to these third parties from the Earn-Out to be paid to the Sellers, although the Sellers shall always receive, as Earn-Out, minimum licensing fees of [***]% of the net sales revenue pursuant to Clause 7.6. Any licenses required for assay technology (e.g., qPCR, primers, probes, dyes, and quenchers), assay content (e.g., biomarkers), and background operating system licenses (e.g., Windows), shall be explicitly excluded from this stack-cap regulation. This shall only apply, however, if the third-party property rights conflict with the Gyronimo Platform at its stage of development as of the Execution Date.
7.5	Clauses 6 and 7.1 shall correspondingly apply if the Purchaser does not itself sell the Application Cartridges or Analyzers for the Gyronimo Platform but rather licenses them to a third party or allows third parties to sell them, or if it commercializes the Gyronimo Platform, in its current or in a further-developed form, in another manner (e.g., sale or licensing of the Gyronimo Platform to a third party). In this case, the Sellers shall be compensated as if the Purchaser had achieved the Milestones or as if the third parties’ net sales revenues were those of the Purchaser.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

7.6	If the Purchaser itself sells the Gyronimo Platform Application Cartridges, “Net Sales Revenue” as defined in this Agreement shall mean the gross amounts invoiced for Gyronimo Platform Application Cartridges sold by the Purchaser, minus the following items:
7.6.1	shipping costs;
7.6.2	purchase taxes (including value-added tax) and other public taxes;
7.6.3	credit vouchers or repayments granted for returns (in each case, regardless of the grounds);
7.6.4	volume discounts, which will only be applied in retrospect, after a specific volume has been reached; and
7.6.5	the reagent rental portion of the Application Cartridges sales price for the hardware on which the Application Cartridges run.
7.7	If the Purchaser itself uses the Gyronimo Platform Analyzers commercially as and to the extent described in Clause 7.2, and also sells them, “Net Sales Revenue” as defined in this Agreement shall mean the gross amounts invoiced for the Gyronimo Platform Analyzers sold by the Purchaser, minus the following items:
7.7.1	shipping costs;
7.7.2	purchase taxes (including value-added tax) and other public taxes;
7.7.3	credit vouchers or repayments granted for returns (in each case, regardless of the grounds);
7.7.4	volume discounts, which will only be applied in retrospect, after a specific volume has been reached; and
7.7.5	if the Analyzers are externally procured from suppliers, the actual final net invoice amounts paid for the Analyzers (minus the items named above in Clauses 7.4.1 - 7.4.4) shall be deducted.
7.8	The payable Earn-Out amounts shall be distributed to the Sellers in accordance with the Purchase Price Distribution Ratio.
7.9	The licensing fees to be paid to the Sellers from the Earn-Out shall be calculated retrospectively after expiry of a calendar quarter. Up until the maximum Earn-Out amount is reached, the Purchaser agrees to inform the Sellers, within two months of the end of each calendar quarter, of the total amount of the net sales revenue from the Gyronimo Platform Application Cartridges and/or Analyzers during each calendar quarter. In the case of differences of opinion regarding the correctness of the notice,

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

each of the Sellers shall have the right to have the Purchaser’s accounting verified by an auditor to be chosen by the Seller and obligated to maintain confidentiality. The Seller ordering the verification shall bear the costs associated with it. If the auditor finds a deviance of more than [***]% from the license amount communicated, which amount also simultaneously exceeds EUR [***], the Purchaser shall bear the costs of the auditor provided that they are reasonable.

8.	COMMERCIALIZATION
8.1	The Purchaser shall be obligated to use the assets it acquires, to make economically reasonable efforts to further develop the Gyronimo Platform, and to manufacture, market, sell, or otherwise commercialize the Application Cartridges (hereinafter, referred to collectively as “to commercialize” or as “Commercialization”). When determining the economic reasonableness of commercialization, the financial situation, the personnel resources, the strategic orientation, the Purchaser’s other ongoing development projects and other projects (in particular in comparison to the development stage and costs of the Gyronimo Platform), and the other products the Purchaser markets, among other things, must be taken into consideration. The required investment, time to market, the Gyronimo Platform’s expected competitive advantage, and the expected return on investment must also be taken into account when assessing economic reasonableness. After the end of each fiscal year, the Purchaser shall inform the Sellers of the status of development and commercialization.
8.2	If, for whatever reason, the Purchaser should decide:

8.2.1	not to further develop the Gyronimo Platform and/or not to commercialize it after further developing it and/or
8.2.2	not to manufacture, market, sell, or otherwise commercialize the Application Cartridges

(“Decision not to Commercialize”), it shall inform the Sellers of this immediately and no later than three (3) months after making such a decision.

8.3	If it makes a Decision not to Commercialize, the Purchaser shall offer the Purchased Assets to the Sellers in their then-existing or further-developed form at market value. In the case of a dispute, this value shall be determined by an external expert. This offer

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

must then be accepted by the Sellers, collectively or individually, within a maximum deadline of 90 days.

8.4	If, within [***] years of the Execution Date, (i) Milestone I has not been achieved and (ii) the Purchaser has initiated licensing and/or partnering negotiations with third parties regarding possible further development and commercialization, the Purchaser shall be obligated to reach agreement with the Sellers in good faith, and in consideration of the criteria in Clause 8.1 above in particular, regarding whether a Decision not to Commercialize should be made.
8.5	The Parties shall not interpret provisions of this Clause 8 as a preemption right in favor of the Sellers, but rather as only applying in the case where the Purchaser, on the basis of its assessment of its commercialization, definitively decides that commercialization would not be economically reasonable and also decides not to make use of the Purchased Assets via possible future licensing or a possible future sale to third parties.

II.              TRANSFER OF THE ASSETS

9.             TRANSFER OF THE ASSETS

9.1	The Sellers shall provide the Purchaser with updated and final versions of Annexes 2.2.1 to 2.2.3 eight days prior to the Execution Date (hereinafter, the “Updated Annexes”). The Parties shall mutually and amicably verify the accuracy of the Updated Annexes. If the Purchaser informs the Sellers in writing no later than one Banking Day prior to the Execution Date that it has identified specific assets in the Updated Annexes that are not part of the Purchased Assets, these assets shall not be sold and transferred with the others, and this shall not have an effect on the Purchase Price.
9.2	To the extent that the Acquired Assets are goods in the sense of the BGB [Germany Civil Code] or material assets, the Sellers agree to transfer ownership of the assets within the Purchased Assets to the Purchaser on the Execution Date via creation of direct or indirect possession pursuant to §§ 929 ff. BGB. If assets within the Purchased Assets are directly possessed by third parties, or if third parties have indirect possession of these assets, the Sellers shall surrender the claims for restitution

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against these third parties to the Purchaser, who shall assume them, with effect as of the Execution Date. To the extent that transfer of the Purchased Assets is not already effective based on this Agreement, the Sellers hereby undertake to immediately make any additional declarations required to effect this transfer.

9.3	The Sellers and the Purchaser agree that ownership of the Acquired Assets transferred pursuant to Clauses 9.1 and 9.2 as of the Execution Date shall be transferred to the Purchaser. If the Sellers have obtained a substitute of any kind for assets that are no longer available as of the Execution Date, this substitute shall also be part of the Purchased Assets and shall be included in the transfer pursuant to Clause 9.2.
9.4	To the extent that the Acquired Assets are intangible assets and/or rights, the Sellers hereby transfer or surrender these assets and/or rights to the Purchaser effective on the Execution Date; the Purchaser hereby accepts this transfer or surrender.
9.5	The Sellers hereby agree to the transfer of the intangible assets and/or property rights specified in Clause 2.2.2 to the Purchaser or a third party appointed by the Purchaser and agree to provide the Purchaser with the documents required for this purpose, to provide all required signatures, to take all required measures, and to do their best to support the Purchaser during the transfer.
9.6	The benefits and burdens, as well as the risk of accidental loss or deterioration of the Acquired Assets to be transferred pursuant to Clauses 9.1 to 9.4, are transferred to the Purchaser effective as of the transfer of possession, otherwise – i.e., if transfer of possession is excluded due to the nature of the Acquired Assets – effective as of the Execution Date. The provisions of § 287 BGB shall not be affected by this. If a transfer of individual assets is, for any reason, not possible on the Execution Date, the Sellers shall grant the Purchaser the greatest possible usage rights, to whit – and to the extent possible – transferable, sub-licensable, worldwide, and exclusive usage rights. The granting of usage rights under Sentence 2 is also included in the Purchase Price. The Sellers are, however, not released from their duty to transfer the assets unless this Agreement expressly foresees another solution.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

9.7	Clause 12 shall also apply to the transfer of the Gyronimo Platform technology, in particular the know-how associated with it.

10.	EMPLOYEES

If (i) the employment agreements of individual employees of the Sellers should unexpectedly be transferred to the Purchaser due to execution of the Technology Purchase Agreement pursuant to § 613a BGB, without the Purchaser’s having previously agreed to this in writing or having used their work voluntarily, in particular to avoid compulsory execution measures, or if (ii) employees of the Sellers request that their employment agreements be transferred, the following shall apply:

10.1	The Purchaser shall inform the Seller that was the previous employer of the transferring employee of the assertion of such claims. The Purchaser shall reach agreement with the Seller that was the previous employer of the transferring employee regarding the content and strategy of a defense, and the Seller that was the previous employer of the transferring employee shall provide the Purchaser with support in its defense against the claims.

When defending against such claims, the Purchaser shall – to the extent legally possible and economically reasonable – attempt as a matter of principle to amicably end the employment agreements in question in conjunction with the Seller that was the previous employer of the transferring employee.

10.2	The Seller that was the previous employer of the transferring employee shall fully indemnify the Purchaser from all ensuing follow-up costs or reimburse the Purchaser for them. These follow-up costs shall in particular include:
10.2.1	continued payment of gross remuneration and social security contributions, etc., for the period from the Execution Date to the point in time when the employment agreement can first be (effectively) terminated after the employee has notified the Purchaser of his/her claim to transfer his/her employment agreement;
10.2.2	the settlement that is paid as of termination of the employment agreement or to bring its termination about;

10.2.3       any claims for employee invention compensation;

10.2.4	reasonable costs, which may exceed those foreseen in the RVG [German Attorney Compensation Act], for a legal defense by the law firm the Purchaser

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also engages for other labor law disputes, or by a comparable law firm, plus court and other legal expenses.

10.3	The Purchaser shall work constructively together with the Seller that was the previous employer of the transferring employee as part of its duty to reduce damages under § 254 BGB so as to reduce to the extent possible the liability of the Seller that was the previous employer of the transferring employee for the above-arranged assumptions of costs.

11.       CONDUCT UP TO THE EXECUTION DATE

11.1	From the day on which this Agreement is signed and up to the Execution Date, the Sellers shall be obligated:
11.1.1	to continue work on the Purchased Assets with the care of a prudent businessman and in agreement with current business practice as part of ordinary operations;
11.1.2	not to undertake any actions or fail to undertake any required actions if such conduct deviates significantly from the Sellers’ previous business practice as revealed in the Purchaser’s due diligence and presented in the Warranties, unless the Purchaser agrees to the acts or failures to act in question; and
11.1.3	to inform the Purchaser immediately in writing of any unusual operating circumstances that affect the Purchased Assets.

12.       TECHNOLOGY TRANSFER

12. 1	The Sellers shall undertake to perform the acts and services definitively specified in this Clause 12 and in Annex 12.1 after the Execution Date and to transfer the specified information, documents, and materials in order to guarantee the transfer of the Gyronimo Platform Technology as it exists as of the Execution Date (“Technology Transfer Services”).
12 .2	The Parties shall begin to perform the Technology Transfer Services immediately after the Execution Date, and they shall do their best to conclude the Technology Transfer Services as quickly as possible, and no later than within 12 months after the Execution Date.
12.3	The Parties agree that, in order to execute the Technology Transfer, not only must the Acquired Assets be transferred, but

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also the comprehensive instruction, training, and advising of the Purchaser in the form of a service, which is described in detail in Annex 12.1. The instruction, training, and advising need not, however, be actually successful.

12.3.1	The Sellers undertake to do their best to introduce the Purchaser to the Gyronimo Platform and to the Acquired Assets as defined in Clauses 2.2.1 and 2.2.2, and to provide the Purchaser’s employees with comprehensive training at the Purchaser’s headquarters, or at another location agreed to by the Parties. For this purpose, the Sellers shall, after consulting the Purchaser, send a sufficient number of knowledgeable persons and qualified and experienced employees (hereinafter, "Knowledgeable Persons") for a period of two weeks to the Purchaser’s headquarters, or to another location agreed to by the Parties, during the first and second months after the Execution Date, who shall instruct the Purchaser’s employees on the Gyronimo Platform. The Knowledgeable Persons shall be the Seller employees named in Annex 12.3.l.
12.3.2	If the Purchaser should request it, the Sellers shall be willing to conduct other trainings. The Parties agree to a daily rate of EUR [***] for each Seller employee who conducts such training.
12.3.3	The Sellers declare that, during the first 12 months after the Execution Date, they are willing to provide the Purchaser with support by answering technical or regulatory questions if the information and knowledge in question was already available as of the Execution Date. The Sellers shall not, however, have an obligation to conduct additional research, provide additional information, or do additional design or development. No separate compensation shall be paid for this support unless answering these questions requires more than 200 man-days. If additional services are provided, they shall be remunerated pursuant to the compensation schedule in Clause 12.3.2.
12.4	The Sellers shall bear all costs associated with Technology Transfer measures (with the exception of any Purchaser employee travel and lodging expenses). These costs have already been included in the Purchase Price pursuant to Clause 5.1 unless another arrangement is made in this Clause 12.
12.5	The Technology Transfer shall be concluded when the Sellers have transferred the Acquired Assets and have completely executed the measures specified in Annex 12.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

The Purchaser must call for the Technology Transfer Services within 12 months of the Execution Date, and do so with sufficient advance notice of at least 10 working days so that they can be performed by the 12-month deadline. If the Sellers delay performance despite receiving timely notice, they shall perform the services in question after expiry of the 12-month deadline.

III. GRANT-BACK

13.	CARVE-OUT
13.1	The Purchaser hereby grants the Sellers, effective as of the Execution Date, and free of charge, a non-transferable, exclusive, irrevocable, worldwide license to use the Gyronimo Platform intangible assets specified in Clause 2.2.2, and the Gyronimo know-how, in the areas of dental testing and food (including drinking water) and environmental (including water) safety testing (the “Carve Out Field”). The license shall include the right to grant sub-licenses. The Sellers shall guarantee that any sublicensees observe the arrangements in this Agreement. The license granted below shall not obligate the Purchaser to maintain the property rights acquired with this Agreement, to continue to make property rights applications, or to keep acquired know-how confidential. The Purchaser shall, however, inform the Sellers in a timely manner if it should intend to abandon the property rights acquired so that the Sellers can take them over and continue them. In this case, the Purchaser shall, free of charge, grant a transferable, exclusive, irrevocable, worldwide, and sub-licensable license to the property rights in question for all areas outside the Carve-Out Field.
13.2	The Sellers shall also receive, free of charge, a non-exclusive, non-transferable, irrevocable, worldwide license to use the patent family “Method for determining a property of a starting sample” (the so-called “Algorithm Patent”: EP 3 020 827; PCT/EP2015/076544) for the purposes of their own internal research, including outside the Carve-Out Field.
13.3	The Purchaser shall be willing to perform services for the Sellers in the Carve-Out Field, to manufacture Gyronimo Platform Analyzers, Application Cartridges, and Assays for use in the Carve-Out Field, and to label them with the brand and trade names the Sellers

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

sell as their own products in their own name. The Sellers shall, to the extent legally allowable, be the legal manufacturer of these products and shall be solely responsible for these products, product development, clinical validation, regulatory issues and approvals, and product liability. The details of such a delivery and service provision relationship shall be specified in a separate agreement. However, the Parties shall not be obligated to enter into such an agreement.

 IV. THE SELLERS’ LIABILITY

14.	THE SELLERS’ WARRANTY
14.1	The Sellers shall individually give the Purchaser independent and autonomous warranties, each of which shall have effect on its own, pursuant to § 311 Para. 1 BGB (the “Warranties”) that the declarations made in Annex 14.1 are complete and accurate as of the day on which this Agreement is signed. To the extent that the warranties regard the existence or non-existence of certain circumstances (warranties of existence), these Warranties shall also be made effective as of the Execution Date.
14.2	The Parties agree that the Warranties in Annex 14.1 do not represent warranties of the characteristics of goods as defined in § 443 BGB, or of an agreement on such characteristics pursuant to § 434 Para. 1 BGB. For this reason, the Parties agree that § 444 BGB shall not apply to any of the Warranties.
14.3	Warranties in Annex 14.1 that are based on the knowledge or lack of knowledge of one of the Sellers (in particular as expressed in the phrase “to the best of our knowledge”) are also infringed if the respective Seller had no knowledge of the infringement of the Warranty in question due to grossly negligent conduct. This shall not apply to Warranties based explicitly and exclusively on the Sellers’ positive knowledge. The knowledge and grossly negligent conduct of the persons named in Annex 14.3 Part l shall be imputed to Systec, and the knowledge and grossly negligent conduct of the persons named in Annex 14.3 Part 2 shall be imputed to Carpegen.
14.4	Warranties based on the knowledge or lack of knowledge of the Sellers also apply when given with effect as of the Execution Date if the Sellers have not informed the Purchaser in writing of a modification in the circumstances underlying these Warranties prior to the Execution Date that leads the original statements made to be incorrect or incomplete (hereinafter, the “Modified Circumstances”). If the Sellers have informed the Purchaser of Modified Circumstances, the Parties shall, with effect

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

as of the Execution Date, do their best to agree to modify this Agreement so that it contains an economically reasonable distribution of risk among the Parties for the Modified Circumstances. If the Parties cannot reach such an agreement within four weeks of notice by the Sellers of the Modified Circumstances, the Purchaser shall have the right to withdraw from this Agreement.

14.5	The Purchaser recognizes that – to the extent not contained in the Warranties pursuant to Clause 14.l – the Sellers have not made any Promises or Warranties for the correctness or completeness of projections, estimates, or budgets that have been made available to the Purchaser or its advisors during the sale process. The Sellers shall in particular accept no liability for the technical feasibility of the Gyronimo Platform, serial production, future revenue estimates, cash flows, or the results of future transactions with the Gyronimo Platform.
14.6	If one of the Warranties made by the Sellers shall, in whole or in part, prove to be incorrect, incomplete, or not maintained (hereinafter, the “Warranty Infringement”), the Sellers shall be obligated to create circumstances that place the Purchaser in the position it would be in if the Warranties were overall accurate and complete (hereinafter, the “Contractual Circumstances”). To this end, the Purchaser shall inform the Sellers in writing of the actual or possible infringement of the Warranty, describe the circumstances underlying the Warranty Infringement, and, to the extent possible, communicate the estimated damages amount. In addition, in its notice of Warranty Infringement pursuant to Sentence 2, the Purchaser shall give the Sellers a reasonable deadline by which to create the Contractual Circumstances.
14.7	No deadline pursuant to Clause 14.6 Sentence 3 need be set if creation of the Contractual Circumstances is legally or de facto impossible, economically unreasonable from an objective point of view, or definitively rejected by the Sellers. In such a case, and also if the deadline set by the Purchaser expires and the Contractual Circumstances have not been created, the Sellers shall be obligated, at the discretion of the Purchaser, to pay the Purchaser damage compensation in cash pursuant to §§ 249 ff. BGB, although they shall not owe compensation for lost profits or consequential damages.
14.8	The Purchaser’s claims under Clause 14 (hereinafter, the “Warranty Claims”) become time-barred as follows:

14.8.1	Warranty Claims based on infringement of Warranties pursuant to Annex 14.1 No. 1 and also Nos. 2.1, 2.2, 2.4, and 5 shall become time-barred four years after the Execution Date.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

14.8.2	All other Warranty Claims shall become time-barred two years after the Execution Date.
14.8.3	Time-barring of the Purchaser’s Warranty Claims shall be suspended by timely notice of a Warranty Infringement pursuant to Clause 14.6 Sentence 2. The suspension shall end:
(a)	three months after notice of Warranty Infringement pursuant to Sentence 1 if the Sellers have not yet declared their willingness to negotiate the Warranty Infringement notified by the Purchaser; or
(b)	three months after one Party notifies the other that negotiations of the Warranty Infringement notified have ended;

(c)       § 203 BGB shall thus be excluded.

14.9	The Purchaser shall have the right to deduct Warranty Claims from the Sellers’ claims to payment of the Additional Purchase Price Milestones and/or Earn-Out.

15.	LIMITATION OF LIABILITY
15.1	Clause 14 above definitively governs the Sellers’ Warranties and the Purchaser claims that arise from a Warranty Infringement. With the exception of rights in the case of malicious conduct by the Sellers, all the Purchaser’s other contractual and legal rights in connection with the Sellers’ Warranties are excluded. The Purchaser’s claims due to the Sellers’ infringement of other provisions in this Agreement shall remain unaffected.
15.2	The Purchaser may only assert Warranty Claims if, in the case of a Warranty Infringement, the following conditions are met:
15.2.1	the individual Warranty Claim must exceed EUR [***]; and
15.2.2	the individual Warranty Claim or the sum of the Warranty Claims, provided that each individual Warranty Claim exceeds the amount specified in Clause 15.2.1, exceeds EUR [***] (hereinafter, the “Allowed Amount”).

In this case, the Sellers shall be obligated under this Agreement to pay the Purchaser the full amount of the damages pursuant to Clauses 14.6 and 14.7, including the amount falling within the Allowed Amount. If the damages on which a Warranty Claim is based fall below the amount specified in Clause 15.2.1,

21

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

but, due to the infringement of the same Warranty, the Purchaser suffers a number of comparable damages (hereinafter, the “Serial Damages”), the Serial Damages shall be totaled together as a Guarantee Infringement.

15.3	Each of the Sellers shall only have liability for the Purchaser’s Warranty Claims up to the full amount of its share of the Provisional Purchase Price.
15.4	The Purchaser shall not have the right to assert Warranty Claims if and to the extent that it was aware of the facts and circumstances underlying the Warranty Claim in question when this Agreement was concluded. § 442 Para. 1 Sentence 2 BGB and § 377 HGB [Germany Commercial Code] shall be excluded. All information shall be considered as known to the Purchaser that was disclosed in the data room, in this Agreement, or in its annexes, or that was provided to the Purchaser or its advisors in written form, in such a complete manner that (i) the circumstances on which the claims are based would have been evident to any reasonable reader without the need of additional research and (ii) all significant aspects of the disclosure were accurate and not misleading. A data room CD is attached to this Agreement as evidence of the content of the data room.
15.5	Claims may be asserted against the Sellers only one time for the same damages, even if multiple Warranties have been infringed. In addition, the Sellers shall not be liable to the extent that:
15.5.1	the Purchaser receives compensation for damages from third parties, including insurance companies;
15.5.2	the Purchaser has not fulfilled its obligation to reduce damages pursuant to § 254 BGB;
15.5.3	the Purchaser has already otherwise been compensated for damages (no double-dipping) or received other benefits (benefit sharing); or
15.5.4	the claim is based on a modification of legal provisions that occurred after this Agreement was signed.
15.6	In deviation from the principal of joint and several liability otherwise applicable to all obligations under this Agreement, the Sellers shall be individually responsible in the case of a Warranty Infringement and/or breach of this Agreement if the Warranty Infringement or the breach of this Agreement can be allocated to one of them individually. Such an allocation shall be suspected:
15.6.1	if and to the extent that the breach of this Agreement was demonstrably committed by only one of the Sellers;
15.6.2	if and to the extent that assets leading to the Warranty Infringement can be allocated to one specific Seller pursuant to the general allocation of assets to the respective

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Sellers in and pursuant to Annex 15.6;

15.6.3	the Warranty Infringement can be allocated to one specific Seller in light of its awareness or knowledge of liability-relevant circumstances (each Seller shall only be liable “to the best of its knowledge”); and
15.6.4	the Sellers immediately, and no later than within three (3) months of being notified by the Purchaser, inform the Purchaser truthfully (i.e., in accordance with actual liability for the Warranty Infringement) and jointly of an allocation to one of the Sellers.
15.7	To the extent that joint and several liability by the Sellers is expressly excluded under this Agreement, infringements by the respective other Seller shall not be included.
15.8	The Sellers shall not have the right to refuse to satisfy Purchaser Warranty Claims by referring to any damage or compensation claims the Purchaser might have against third parties in connection with the Warranty Infringement asserted (hereinafter, “Claims against Third Parties”). If the Sellers have satisfied the Purchaser’s Warranty Claims under this Agreement, the Purchaser shall undertake to surrender the Claims against Third Parties to the Sellers, to the extent that this is legally allowed. If surrender of Claims against Third Parties is not legally allowed, the Purchaser shall be obligated, at the instructions of the Sellers, to assert the Claims against Third Parties, with reimbursement of all costs and expenses connected with assertion of the Claims against Third Parties, and to cede all third party payments to satisfy Claims against Third Parties to the Sellers.

16. THIRD-PARTY CLAIMS PROCEDURE

16.1 If third parties make claims against the Purchaser in connection with a possible Warranty Infringement (hereinafter, Third-Party Claims), the Purchaser shall

16.1.1 give the Sellers an opportunity to defend themselves against such claims on behalf of the Purchaser at the Sellers’ costs, initiate all appropriate procedures to this end, and coordinate such defense measures, and specifically let the Sellers during this process

(a) take part in and manage all hearings and written correspondence with the third party, and

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

(b) appoint an attorney to defend against the Third-Party Claims in the Purchaser’s name;

16.1.2 without a prior written consent of the Sellers, neither recognize nor settle the claims, nor approve recognition or settlement, as long as such recognition or settlement could lead to liability of the Sellers under this Agreement;

16.1.3 grant the Sellers and the Sellers’ advisors bound by the professional confidentiality duty, against compensation of reasonable costs, access during normal working hours to all business acts and documents pertaining to the Purchased Assets available to the Purchaser and allow the Sellers and the Sellers’ advisors bound by the professional confidentiality duty to a reasonable extent to obtain advice from the management, employees and representatives of the Purchaser, as long as this does not disrupt the Purchaser’s operations.

16.2 The costs and expenses incurred by the Purchaser in connection with defense against Third-Party Claims represent damages of the Purchaser and the Purchaser is entitled to their compensation under Clauses 14 and 15, as long as the costs and expenses shall not be borne by the third party according to the outcome of the procedure. The Sellers shall further bear their own costs and expenses that arise in the course of the defense against the Third-Party Claims, as long as the costs and expenses shall not be borne by the third party according to the outcome of the procedure.

17. INDEMNIFICATIONS

17.1 Each of the Sellers shall bear its own taxes (hereinafter referred to in this Clause 17.1 as Taxes) arising in connection with realization of any sales profit under this agreement. Furthermore, the Sellers are obligated to compensate the Purchaser for all outlays and hold it harmless of all liabilities that the Purchaser incurs as the result of enforcement of taxes related to the Purchased Assets against the Purchaser by the responsible tax office under Clause 75 of the German Fiscal Code, which taxes are attributable to the time period prior to the Execution Date. Taxes within the meaning of this Clause 17.1 include all taxes and additional tax payments within the meaning of Clause 3 of the German Fiscal Code. Social insurance payments and other deductions (including fines) and the respective deduction under foreign laws (in all cases including deductions applied as tax payments) and liability for the above said taxes.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

17.2 The Sellers are obligated to compensate the Purchaser for all outlays and hold it harmless of all liabilities that the Purchaser incurs in connection with the following aspects, as long as the events underlying the compensation claim are invoked against the Sellers within four (4) years after the Execution Date:

17.2.1 A contract partner of the Sellers brings claims against the Purchaser with respect to which the Purchaser did not undertake the respective obligations of the Sellers under this Agreement.

17.2.2. Sponsors of the Sellers produce claims against the Purchaser for repayment of the support paid to or for the benefit of the Sellers.

17.2.3 The Sellers’ employees produce claims to inventor compensation with respect to the patents and patent applications listed in Annex 2.2.2(a).

17.3 The Purchaser shall inform the Sellers in an appropriate manner if third parties produce claims against the Purchaser based on the circumstances described in Clause 17.2.

V. ADDITIONAL PROVISIONS

18. NON-COMPETITION AND NON-SOLICITATION

18.1 Each of the Sellers undertakes, during three years following the Execution Date, not to establish a company and not to participate in a company that engages in business competing with the Gyronimo platform for use outside the Carve Out Field, and not to themselves engage in business activities or development measures in connection with the Gyronimo platform outside the Carve Out Field or with another cartridge-based point-of-care diagnostic platform. The Seller is aware that Carpegen is a cooperation partner of the joint [***] project ([***]). The obligation under sentence 1 does not apply in this respect, as long as the [***] project of the Sellers supported within the scope the LifeSciences.NRW lead market competition does not target development of a cartridge-based sample-to-answer point-of-care capable diagnostic platform. Should the [***] group have or be developing plans to target development of a cartridge-based sample-to-answer point-of-care capable diagnostic platform with the project, Carpegen will withhold its approval of such plans for the duration of the non-competition clause. The obligation under sentence 1 is limited to the European Union (for the sake of clarity, including the United Kingdom), Switzerland, USA, and China. The Sellers further undertake not to engage in prohibited activities through a third country in the geographical area covered by this Clause 18.1. An exception from the obligation under sentence 1 is acquisition of shares in listed companies up to a 5% share of the respective share capital.

18.2 The Purchaser shall not solicit during two years following the Execution Date any current executives or employees of the Sellers, which limitation does not apply to hiring employees whose employment had been ended by the Sellers before that, who had quit their employment of their free will before the talks regarding employment with the Purchaser commenced or had agreed to an amicable release, or who apply for employment with the Seller without solicitation of the latter.

19. CONFIDENTIALITY AND PUBLICATIONS

19.1 The parties undertake to keep in confidence all information, and especially the trade and business secrets, of the other party and not to disclose, either directly or indirectly, such information and secrets to third parties or cause, support or conceal their disclosure by third parties, and not to use such information

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

or secrets for their own purposes. The confidentiality duty under sentence 1 shall survive termination by any party of this Agreement for all parties. Such confidentiality duty shall not apply if

19.1.1 the respective information became publicly known through no fault of the respective party; or

19.1.2 based on mandatory legal provisions or order of a court or an authority, the respective party is obligated to make a disclosure, and in such case the party obligated to make a disclosure shall inform the other party in advance and limit the disclosure to the scope required by the law, the court order or the order of an authority; or

19.1.3 the other parties had previously given their written consent to disclosure.

19.2 In a similar way, the parties are obligated to keep the contents of this Agreement in confidence, unless the respective facts are publicly known or their public disclosure is prescribed by the law, the order of a court or an authority, or is required for the purposes of calculation of employee invention compensation to the current or former employees. In such case the parties shall inform each other in advance and limit the disclosure to the scope required by the law, the court order or the order of an authority.

19.3 The Sellers are specifically obligated to keep all information regarding the Gyronimo platform, especially the know-how assigned under Clause 2.2.3, in confidence and not to disclose, either directly or indirectly, such information to third parties or cause, support or conceal its disclosure by third parties, and not to use such information for purposes other than license under Clause 13.1. Release of this information under a license permitted under Clause 13.1 requires that the Sellers obligate the sub-licensee to maintain confidentiality in the scope of this Clause 19. Exceptions under Clauses 19.1.1 to 19.1.3 apply accordingly. The Purchaser can use the Purchased Assets at its discretion and is not obligated to keep it in confidence. The Purchaser is specifically obligated to keep the know-how licensed under Clause 2.4 in confidence and not to disclose such information, either directly or indirectly, to third parties or cause, support or conceal its disclosure by third parties, and not to use such information for purposes other than license under Clause 2.4. Release of this information under a license permitted under Clause 6 requires that the Sellers obligate the sub-licensee to maintain confidentiality in the scope of this Clause 19. Exceptions under Clauses 19.1.1 to 19.1.3 apply accordingly. The Sellers can use the know-how licensed under Clause 2.4 at their discretion and are not obligated to keep it in confidence.

19.4 The parties shall issue a joint press release in connection with this Agreement, whose final agreed version is provided in Annex 19.4. Further announcements regarding transactions performed under this Agreement shall only be made if such announcement is legally prescribed, and in such case the contents of the announcement shall be agreed with the other parties.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

20. COMPLIANCE

20.1 With respect to entering into a financing agreement with the European Investment Bank (hereinafter the EIB) planned by the Purchaser, the Sellers undertake, including by an agreement in favor of third parties with respect to the EIB,

20.1.1 to inform the EIB on all grounded objections, claims or other information known to the respective Seller about Illegal Activities in connection with the project;

20.1.2 to document in writing this Technology Purchase Agreement, its performance and all financial transactions and investments in connection with the project and to archive the respective documents (hereinafter the Project Documentation) with due care; and

20.1.3 in case of alleged Illegal Activities, to grant the EIB access to the Project Documentation, to the extent legally permissible, and to permit the making of copies.

20.2 Illegal Activities in the context of this Clause 20 specifically include the following prosecutable activities: tax evasion, fraud, deceit, bribery, procedural fraud, coercion, fictitious transactions, obstruction of justice, money laundering, financing of terrorism, organized crime or any other action prosecutable under the respective criminal law that affects the financial interests of the EU.

20.3 Project in the context of this Clause 20 means the Gyronimo platform, the Unyvero platform or any other cartridge-based sample-to-answer point-of-care capable platform that is developed and/or marketed by the Purchaser.

21. DISCLOSURES AND DECLARATIONS

All disclosures and declarations produced under this Agreement or in connection with this Agreement shall only be valid if made in writing and delivered to the recipient described below in person, by certified mail, by courier, by telefax or as a signed and scanned document per e-mail. Disclosures and declarations shall only be legally binding on a party if they are sent to the following address, unless the party has provided a different address in writing to the other party:

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

For Systec:

Address:       [***]

Tel.:       [***]

Fax:       [***]

E-mail:       [***]

Att.:       [***]

with a copy to: Osborne Clarke

Address:       [***]

Tel.:       [***]

Fax:       [***]

E-mail:       [***]

Att.:       [***]

For Carpegen:

Address:       [***]

Tel.:       [***]

Fax:       [***]

E-mail:       [***]

Att.:       [***]

with a copy to: Osborne Clarke

Address:       [***]

Tel.:       [***]

Fax:       [***]

E-mail:       [***]

Att.:       [***]

For the Purchaser: Curetis GmbH, Management

Address:       [***]

Tel.:       [***]

Fax:       [***]

E-mail:       [***]

Att.:       [***]

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

with a copy to: Curetis GmbH, Legal Department

Address:       [***]

Tel.:       [***]

Fax:       [***]

E-mail:       [***]

Att.:       [***]

22. COSTS

22.1 Each party shall bear its own costs and expenses in connection with the preparation, negotiation and performance of this Agreement, unless expressly provided otherwise in the Agreement.

22.2 Other provisions of this Agreement regarding responsibility for costs shall remain unaffected.

23. FINAL PROVISIONS

23.1 This Agreement, together with its Annexes, contains the entire agreement and understanding among the contracting parties with respect to its subject. It replaces all previous agreements, oral or written declarations of intent and other legally binding and non-binding arrangements between the parties with respect to the subject of the Agreement.

23.2 The Annexes to this Agreement constitute an important integral part of the Agreement. In case of deviations between an Annex and a provision of this Agreement, the provision of the Agreement shall prevail. Headings of this Agreement are provided solely for convenience and do not affect the interpretation of the Agreement.

23.3 Changes to and amendments of this Agreement shall only be valid if made in writing, as long as the law does not impose stricter requirements as to form. This clause shall also apply to changes to and amendments of the written form requirement under sentence 1.

23.4 All disputes arising in connection with this Agreement or its validity shall be definitively resolved according to the respective Arbitration Rules of the German Arbitration Institute (DIS) without recourse to ordinary courts of law. The arbitration court shall consist of three (3) arbitration judges. The venue of the arbitration proceeding shall be Stuttgart. The arbitration proceedings shall be conducted in German, but evidence can also be produced in English. If mandatory law provisions require that a matter resulting from or in connection with this Agreement or its performance be resolved in an ordinary court of law, then the venue shall be Stuttgart.

23.5 Should some provisions of this Agreement be or become invalid or unenforceable in full or in part or should there be loopholes in this Agreement, this shall not affect the validity of the other provisions. The invalid or unenforceable provision shall be substituted with a valid and enforceable provision that reflects the meaning and purpose of the invalid or unenforceable provision. In the case of a loophole, the provision shall be deemed to have been agreed that corresponds to what would have been agreed according to the contents and purpose of this Agreement, had the matter been considered from the very beginning. This shall also apply if the invalidity of a provision results from a measurement of performance or time governed by this Agreement; in such cases, the legally permissible measurement of performance or time that most closely comes to the intended one shall be applied instead of the agreed measurement.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

23.6 If provisions of this Agreement require interpretation or additions, then such interpretation or additions shall be performed as closely as possible in line with the spirit, contents and purpose of this Agreement. In such cases, the provisions shall apply that would have been agreed by the parties when they were entering into this Agreement, had the parties recognized the need of interpretation or additions.

SIGNATURES

Systec Elektronik und Software GmbH represented by: /s/ Tilmann Wolter Name: Tilmann Wolter Title: CEO	Carpegen GmbH represented by: /s/ Antje Rötger Name: Dr. Antje Rötger Title: CEO

Curetis GmbH represented by: /s/ Oliver Schacht Name: Oliver Schacht Title: CEO	Curetis GmbH /s/ Johannes Bacher Name: Johannes Bacher Title: COO

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Frog Prince Project: Annexes to the Purchase Agreement

Annex 1.1	Commercial Register excerpt and shareholder list of Systec
Annex 1.2	Commercial Register excerpt and shareholder list of Carpegen
Annex 1.3	Commercial Register excerpt of Curetis
Annex 2.2.1 (a)	CAD 3D models and technical drawings of devices and analyses
Annex 2.2.1 (b)	Prototypes, prototype parts and test stands, as well as test equipment
Annex 2.2.1 (c)	CAD 3D models and technical drawings of application cartridges
Annex 2.2.2 (a)	Patents and patent applications
Annex 2.2.2 (b)	Trademarks
Annex 2.2.2 (c)	Software
Annex 2.2.3	Transferred know-how
Annex 2.4	Exclusively licensed know-how for use in connection with Gyronimo
Annex 2.5	Obligations to be assumed under BMBF projects
Annex 7.4	Industrial property rights of third parties
Annex 12.1	Technology transfer performance
Annex 12.3.1	Know-how carriers on the side of the Sellers for technology transfer
Annex 14.1	Guarantees of the Sellers (including Annexes)
Annex 14.3 Part 1	Relevant Systec persons

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Annex 14.3 Part 2	Relevant Carpegen persons
Annex 15.6	General classification of the transferred assets and responsibilities to the respective Seller
Annex 19.4	Press Release

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Annex 1.1

Commercial Register excerpt of Systec

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Annex 1.2

Commercial Register excerpt of Carpegen

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Annex 1.3

Commercial Register excerpt of Curetis GmbH

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Annex 2.2.1 (a)

CAD 3D models and technical drawings of devices and analyses

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Annex 2.2.1 (b)

Prototypes, prototype parts and test stands, as well as test equipment

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Annex 2.2.1 (c)

CAD 3D models and technical drawings of application cartridges

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Annex 2.2.1 (d) Production tools

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Annex 2.2.2 (a)

Patents and patent applications

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Annex 2.2.2 (b)

Trademarks and trademark applications

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Annex 2.2.2 (c)

Software

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Annex 2.2.3

Gyronimo Know-how

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Annex 2.4

Exclusively licensed know-how

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Annex 2.5

Obligations to be assumed under BMBF projects

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Annex 7.4

Identified industrial property rights of third parties

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Annex 12.1

Service obligations after Execution Date

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Annex 12.3.1

Know-how carriers on the side of the Sellers for technology transfer

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Annex 14.1

Guarantees of the Sellers

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Annexes to guarantee catalog (Annex 14.1)

Annex 2.4

Use rights

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Annex 2.5

Aspects in which transfer or use of Gyronimo know-how is not prohibited for the time period of at least five years following the Execution Date

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Annex 2.6

No proof of destruction

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Annex 2.8

Known industrial property rights of third parties

(see CD ROM)

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Annex 5.1

Support funds

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Annex 5.3

Performance of obligations towards sponsors

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Annex 6.1

Legal disputes

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Annex 14.3 Part 1

Relevant Systec persons

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Annex 14.3 Part 2

Relevant Carpegen persons

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Annex 15.6

General classification of the transferred assets and responsibilities to the respective Seller

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Annex 19.4

Press Release

Curetis Acquires Real-Time qPCR Platform from Carpegen and Systec

- Gyronimo Platform offers rapid, quantitative cartridge-based sample-to-answer molecular diagnostic testing

- Gyronimo to be fully integrated into Unyvero Platform and suite of products

Amsterdam, the Netherlands, and Holzgerlingen, Germany, December 13, 2016 - Curetis N.V. (the "Company" and, together with Curetis GmbH, "Curetis"), a developer of next-level molecular diagnostic solutions, today announced the acquisition of the real-time qPCR-based Gyronimo Platform from Carpegen GmbH and Systec GmbH, joint owners of the platform.

The transaction allows Curetis to transform Unyvero into a uniquely broad platform offering with capabilities ranging from rapid 1 hour testing for 10+ diagnostic targets to highly multiplexed syndromic testing panels delivering results for over 100 diagnostic targets in 4 to 5 hours. Integrating Gyronimo into the Unyvero Platform for infectious disease testing will also allow Curetis to significantly expand its product portfolio into novel application in areas such as infection control, viral testing and CNS infections, as well as applications for immunocompromised patients.

Under the terms of the agreement, Curetis is acquiring all Gyronimo Platform assets, including fully functional prototype systems and the entire intellectual property portfolio comprised of several patent families pending and a key patent granted in the U.S., Canada and China already, and allowed in Europe. Curetis will also obtain exclusive Gyronimo know-how and a non-exclusive license to background intellectual property and know-how. Curetis will be granted exclusive worldwide rights to the platform, including the right to sublicense, partner or sell it, with an exemption for Carpegen and Systec in dental testing as well as in environmental and food safety testing.

Curetis will make a one-time upfront payment of EUR 5.0 million in cash. In addition, Carpegen and Systec are eligible for two discrete, one-time milestone payments upon platform and first cartridge CE marking and FDA clearance, respectively, totaling up to EUR 2.5 million. There will also be the potential for a royalty-based earn-out at an industry-typical mid-single digit percentage rate, up to a maximum of EUR 9 million.

Gyronimo offers rapid time to result (potentially as fast as 60 minutes), qualitative and, where needed, quantitative real-time PCR testing in a cartridge format that can provide up to 10 parallel multiplex qPCR reactions from one sample. As such, it lends itself to medium multiplexing applications ranging from 10 to 30 diagnostic targets. Curetis intends to fully and seamlessly integrate the Gyronimo Platform into its Unyvero Platform suite of products with respect to system architecture, design, software and handling. In particular, the new Unyvero Module will leverage the unique capabilities of the Unyvero Cockpit and Lysator for seamless workflow integration and flexible handling of very challenging and diverse native patient samples. In addition, all-in-one stand-alone modules are envisaged for certain future applications.

Curetis will take over functional prototype instruments and cartridges, and will complete the IVD development and industrialization as well as OEM manufacturing of systems and cartridge production. The Company expects completion of development and CE IVD marking not before late 2018. COGS of the Gyronimo cartridges are expected to be considerably lower than those for Unyvero Cartridges and other MDx multiplexing systems, opening up attractive commercial opportunities in the medium multiplexing infectious disease testing market segment.

“We are truly excited about the transaction which offers us an excellent opportunity to accelerate the growth and development of our Unyvero Platform with complementary and greatly expanding characteristics,” said Dr. Oliver Schacht, CEO of Curetis. “Gyronimo’s advanced product development stage, its speed, quantitation ability, low cost of goods and mid-range multiplexing features are unique. It is therefore a natural next step in the development of our Unyvero Platform and we do not

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

intend to develop it as a separate system, but rather as an integral and modular part of our overall Unyvero Solution. It expands and provides our product portfolio with a remarkable competitive edge, i.e. an unmatched diagnostic bandwidth ideally suited for any particular clinical application from as few as 5 or 10, via 20 to 30, and up to over 100 markers. We believe that the platform will allow us to address additional infectious disease indications in hospitals. It will significantly expand our market opportunity and provide us with the opportunity to double our peak sales potential in the long run.”

„With Curetis, we have found the ideal partner to take the Gyronimo Platform through the final stages of product development, industrialization, manufacturing and scale-up as well as global commercialization,” said Dr. Antje Rötger, CEO of Carpegen GmbH. “We will benefit substantially from the ultimate commercial success of the platform and we have retained certain areas that are of direct commercial interest to us, such as dental testing and environmental and food safety testing. To this end, we have agreed that we may discuss a possible OEM partnership with Curetis at a future point in time to obtain Gyronimo instruments and cartridges for our own commercial purposes. We are excited to be working closely with Curetis on the smooth transfer of all assets and know-how in the coming months.”

„We have developed the Gyronimo Platform from the first idea to its current stage as a fully functional and working prototype in a multi-year, close R&D collaboration and partnership with Carpegen,” said Klaus-Gerd Schoeler, CTO of Systec GmbH. “Our teams are joint inventors of several core patents. We believe that putting the platform into the hands of a more mature, fully integrated IVD company such as Curetis offers us a faster and ultimately more successful and rewarding path to fully develop, leverage and commercialize the asset. We look forward to working closely with the Curetis team in the coming months as we hand over all system development projects.”

At present, Curetis is marketing its Unyvero System and three application cartridges for pneumonia, implant and tissue infections, bacteremia and the company has a fourth Application Cartridge for intra-abdominal infections in late stages of development. Curetis’ broad development pipeline of additional application cartridges further features applications to test for sepsis host response, urinary tract infections, cardiology-related infections and an extended panel for respiratory tract infections.

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Disclaimer

CAUTION - Investigational device. Limited by Federal (or United States) law to investigational use. The information contained in this communication does not constitute nor imply an offer to sell or transfer any product, and no product based on the Curetis Unyvero technology is currently available for sale in the United States of America or Canada. The analytical and clinical performance characteristics of any Curetis Unyvero product which may be sold at some future point in time in the U.S. have not yet been established.

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About Curetis

Founded in 2007, Curetis is a molecular diagnostics company which focuses on the development and commercialization of reliable, fast and cost-effective products for diagnosing severe infectious diseases. The diagnostic solutions of Curetis enable rapid multi-parameter pathogen and antibiotic resistance marker detection in only a few hours, a process that today can take up to days or even weeks with other techniques.

To date, Curetis has raised EUR 44.3 million in an IPO on Euronext Amsterdam and Euronext Brussels and private equity funds of over EUR 63.5 million. Furthermore, Curetis has entered into a debt financing facility with EIB for up to EUR 25 million. The company is based in Holzgerlingen near Stuttgart, Germany. Curetis has signed collaboration agreements with Heraeus Medical and Cempra Inc. as well as several international distribution agreements covering many countries across Europe, the Middle East and Asia.

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

For further information, please visit www.curetis.com.

Legal Disclaimer

This document constitutes neither an offer to buy nor to subscribe securities and neither this document nor any part of it should form the basis of any investment decision in Curetis.

The information contained in this press release has been carefully prepared. However, Curetis bears and assumes no liability of whatever kind for the correctness and completeness of the information provided herein. Curetis does not assume an obligation of whatever kind to update or correct information contained in this press release whether as a result of new information, future events or for other reasons.

This press release includes statements that are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes”, “estimates”, “anticipates”, “expects”, “intends”, “may”, “will”, or “should”, and include statements Curetis makes concerning the intended results of its strategy. By their nature, forward-looking statements involve risks and uncertainties and readers are cautioned that any such forward-looking statements are not guarantees of future performance. Curetis’ actual results may differ materially from those predicted by the forward-looking statements. Curetis undertakes no obligation to publicly update or revise forward-looking statements, except as may be required by law.

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Contact details

Curetis

Max-Eyth-Str. 42

71088 Holzgerlingen, Germany

Tel. +49 7031 49195-10

pr@curetis.com or ir@curetis.com

www.curetis.com - www.unyvero.com

International Media & Investor Inquiries

akampion

Dr. Ludger Wess / Ines-Regina Buth

Managing Partners

info@akampion.com

Tel. +49 40 88 16 59 64

Tel. +49 30 23 63 27 68

U.S. Media & Investor Inquiries

The Ruth Group

Lee Roth

lroth@theruthgroup.com

Tel. +1 646 536 7012